Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Reports 2013 Fourth Quarter and Full-Year Results

NEW YORK, NY - February 27, 2014 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced financial results for the fourth quarter and full-year ended December 31, 2013.

2013 Fourth Quarter Summary

•
Revenue of $159.5 million, a decrease of 13.4 percent from the fourth quarter of 2012, or 11.9 percent in constant currency. Sequentially, from the third quarter of 2013 to the fourth quarter of 2013, revenue was down 2.5 percent or 4.4 percent in constant currency, as compared with a decline of 1.9 percent for the same period in 2012.

•
Gross margin of $56.9 million or 35.7 percent of revenue, a decrease of 15.0 percent from the same period in 2012, or 13.8 percent in constant currency. Sequentially, gross margin increased 2.0 percent or 0.1 percent in constant currency, as compared with a decrease of 1.1 percent for the same period in 2012.

•
Adjusted EBITDA* loss of $2.0 million, compared with adjusted EBITDA of $3.2 million in the fourth quarter of 2012. Sequentially, adjusted EBITDA improved by 31.3 percent or 33.2 percent in constant currency. Fourth quarter adjusted EBITDA included $0.8 million of costs related to the leadership change in Hudson Europe.

•	Restructuring charges of $2.8 million, asset impairments of $1.3 million and other income of $0.3 million in the fourth quarter of 2013.

•	EBITDA* loss of $5.8 million, compared with EBITDA of $3.5 million in the fourth quarter of 2012.

•	Net loss of $11.3 million, or $0.35 per basic and diluted share, compared with net loss of $0.3 million, or $0.01 per basic and diluted share, for the fourth quarter of 2012.

2013 Full-Year Summary

•	Revenue of $660.1 million, a decrease of 15.1 percent from 2012, or 13.7 percent in constant currency.

•	Gross margin of $229.9 million, or 34.8 percent of revenue, a decrease of 19.3 percent from 2012, or 18.3 percent in constant currency.

•	Adjusted EBITDA* loss of $12.3 million, compared with adjusted EBITDA of $7.5 million in 2012.

•	Restructuring charges of $6.7 million, asset impairments of $1.3 million and other income of $0.7 million in 2013.

•	EBITDA* loss of $19.6 million in 2013, compared with EBITDA of $0.1 million in 2012.

•	Net loss of $30.4 million, or $0.94 per basic and diluted share, compared with net loss of $5.3 million, or $0.17 per basic and diluted share, in 2012.

* EBITDA and adjusted EBITDA are defined in the segment tables at the end of this release.

“We closed out 2013 with sequential gross margin growth in our business in the fourth quarter, a leadership team strengthened with experienced executives from the industry, and an emphasis on disciplined execution in both our front office and back office,” said Manolo Marquez, chairman and chief executive officer at Hudson. “Our focus in 2014 will be driving top-line growth through selective investments in key opportunity areas and recapturing positive trajectory in our earnings profile.”

Stephen Nolan, chief financial officer at Hudson said, “Given the progress we have made on the cost structure over the past two years and the positive momentum we are experiencing in some of our business units and markets, we expect to show further traction in 2014. We intend to keep a sharp eye on costs, continue to maintain a strong liquidity position and ensure that we strengthen the operating rigor we have established in recent months.”

Regional Highlights

Americas

In the fourth quarter, Hudson Americas' gross margin decreased 14 percent sequentially as compared with the third quarter of 2013 and 17 percent as compared with the fourth quarter in 2012. This was primarily due to reduced project demand in Legal eDiscovery. Recruitment Process Outsourcing (RPO) gross margin in the fourth quarter recorded an increase of approximately 29 percent as compared with the fourth quarter in 2012, as business development efforts earlier in the year resulted in the initiation of several new client relationships in the quarter. Adjusted EBITDA declined to $1.1 million or 3.8 percent of revenue for the fourth quarter, compared with $1.4 million or 3.5 percent of revenue for the same period a year ago.

Hudson Americas' gross margin in 2013 decreased 21 percent from 2012. Contracting gross margin declined by 21 percent, primarily attributable to Legal eDiscovery, and permanent recruitment gross margin dropped by 20 percent. Despite growth in the fourth quarter, RPO gross margin declined by 13 percent in 2013 following 26 percent growth in 2012. The decline was primarily driven by the loss of a large client following its acquisition in 2012. Aggressive cost actions and reductions in support staff drove SG&A and headcount down in 2013 by 20 percent and 18 percent, respectively. The efforts to reduce SG&A offset approximately 86 percent of the gross margin decline. As a result, adjusted EBITDA was $3.6 million, or 2.6 percent of revenue, compared with $4.9 million, or 2.9 percent of revenue, in 2012.

Asia Pacific

Hudson Asia Pacific gross margin declined 19 percent in constant currency in the fourth quarter of 2013 from the same period in 2012. Sequentially, gross margin declined 7 percent in the seasonally slower fourth quarter as compared with the third quarter of 2013, against a 12 percent sequential decline in the fourth quarter of 2012. A 24 percent year-over-year decline in permanent recruitment gross margin accounted for over 80 percent of the overall gross margin drop, driven by softer demand in the IT and industrial sectors. Asia Pacific delivered an adjusted EBITDA loss of $1.3 million, or 2.3 percent of revenue, down from adjusted EBITDA of $2.3 million, or 3.7 percent of revenue in the fourth quarter of 2012.

Hudson Asia Pacific's gross margin in 2013 decreased 23 percent in constant currency compared with 2012, impacted by difficult economic conditions and increasingly subdued hiring activity, amidst concern over slowing economic growth in China. Mining and related industries, including manufacturing, were particularly affected, accounting for over 50 percent of the decline in gross margin. In response to these challenging conditions, the company took steps to rebalance its portfolio and streamline its operating structure. These actions to reduce costs resulted in an SG&A decline of 12 percent and headcount decline of 6 percent in 2013 from 2012. Our effort to reduce SG&A offset 48 percent of the decline in gross margin. Adjusted EBITDA loss was $1.4 million, or 0.6 percent of revenue, down from adjusted EBITDA of $12.9 million in 2012 or 4.5 percent of revenue.

Europe

During the fourth quarter of 2013, Hudson Europe gross margin increased 11 percent in constant currency sequentially from the third quarter 2013, compared with an 8 percent sequential increase in fourth quarter 2012. The sequential growth was driven by 23 percent growth in Continental Europe on strength in Talent Management in Belgium and France. As compared with the fourth quarter of 2012, gross margin decreased 9 percent in constant currency. Temporary recruitment gross margin declined 15 percent, driven by reduced demand in the Legal sector in the U.K. Permanent recruitment gross margin declined 3 percent, driven by reduced demand in France and Belgium. Adjusted EBITDA of $1.1 million, or 1.5 percent of revenue, was down from $3.5 million, or 4.2 percent of revenue in the fourth quarter of 2012.

Hudson Europe's gross margin decreased 13 percent in 2013 in constant currency compared with 2012. Temporary contracting gross margin decreased 11 percent in constant currency, driven by declines in the UK on weaker results from the higher margin Legal eDiscovery practice. Temporary contracting gross margin decreased to 16.8 percent of revenue from 17.5 percent in 2012. Permanent recruitment gross margin declined 13 percent in 2013 compared with 2012, as a result of reduced client demand in the U.K., particularly in the Legal and IT sectors, and in France in the Industrial sector. SG&A decreased by 9 percent and headcount by 11 percent in 2013 from 2012. Our effort to reduce SG&A offset 62 percent of the decline in gross margin. Adjusted EBITDA of $1.5 million, or 0.5 percent of revenue, was down from $8.0 million, or 2.5 percent of revenue in 2012.

Liquidity and Capital Resources

The company ended the fourth quarter of 2013 with $67.2 million in liquidity, composed of $37.4 million in cash and $29.8 million in availability under its credit facilities. This compares with $38.7 million in cash and $41.7 million in availability under its credit facilities at the end of 2012. The company generated $4.1 million in cash flow from operations during the quarter and $2.5 million in cash flow from operations for the year of 2013. The company had $0.5 million in outstanding borrowings at the end of the fourth quarter of 2013.

Business Outlook

Given current economic conditions, business trends, a continuing focus on costs and focused investments in the consultant population in certain markets to drive future top-line growth, the company expects first quarter 2014 revenue of between $145 million and $155 million and adjusted EBITDA of between negative $2.5 million and negative $4.5 million. In the first quarter of 2013, revenue was $165.7 million and adjusted EBITDA was a loss of $4.9 million.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at Hudson.com.

The archived call will be available on the investor information section of the company's web site at Hudson.com.

About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, contracting solutions, recruitment process outsourcing, talent management and eDiscovery. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. Operating in 20 countries through relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations, the company's ability to execute its strategic initiatives, risks related to fluctuations in the company’s operating results from quarter to quarter, the ability of clients to terminate their relationship with the company at any time, competition in the company’s markets, the negative cash flows and operating losses that the company has experienced from time to time, restrictions on the company’s operating flexibility due to the terms of its credit facilities, risks associated with the company’s investment strategy, risks related to international operations, including foreign currency fluctuations, the company’s dependence on key management personnel, the company’s ability to attract and retain highly-skilled professionals, the company’s ability to collect its accounts receivable, the company’s ability to achieve anticipated cost savings through the company’s cost reduction initiatives, the company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology, risks related to providing uninterrupted service to clients, the company’s exposure to employment-related claims from clients, employers and regulatory authorities and limits on related insurance coverage, the company’s ability to utilize net operating loss carry-forwards, volatility of the company’s stock price, the impact of government regulations, and restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue	$159,504	$184,276	$660,128	$777,577
Direct costs	102,608	117,352	430,256	492,710
Gross margin	56,896	66,924	229,872	284,867
Operating expenses:
Selling, general and administrative expenses	58,876	63,774	242,162	277,402
Depreciation and amortization	1,573	1,650	6,406	6,438
Business reorganization expenses	2,762	231	6,721	7,782
Office integration expense and (gains) on disposal of business	—	(558)	6	(117)
Impairment of long-lived assets	1,336	—	1,336	—
Total operating expenses	64,547	65,097	256,631	291,505
Operating income (loss)	(7,651)	1,827	(26,759)	(6,638)
Non-operating income (expense):
Interest income (expense), net	(138)	(124)	(596)	(635)
Other income (expense), net	281	40	753	254
Income (loss) before provision for income taxes	(7,508)	1,743	(26,602)	(7,019)
Provision for (benefit from) income taxes	3,788	2,086	3,793	(1,684)
Net income (loss)	$(11,296)	$(343)	$(30,395)	$(5,335)
Earnings (loss) per share:
Basic	$(0.35)	$(0.01)	$(0.94)	$(0.17)
Diluted	$(0.35)	$(0.01)	$(0.94)	$(0.17)
Weighted-average shares outstanding:
Basic	32,600	32,169	32,493	32,060
Diluted	32,600	32,169	32,493	32,060

Note: Certain prior year amounts have been reclassified to conform to the current period presentation.

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$37,378	$38,653
Accounts receivable, less allowance for doubtful accounts of $1,108 and $1,167, respectively	85,901	107,216
Prepaid and other	8,762	11,543
Total current assets	132,041	157,412
Property and equipment, net	13,822	20,050
Deferred tax assets, non-current	7,124	9,816
Other assets	5,842	6,190
Total assets	$158,829	$193,468
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,747	$9,292
Accrued expenses and other current liabilities	54,722	55,960
Short-term borrowings	476	—
Accrued business reorganization expenses	3,810	1,916
Total current liabilities	68,755	67,168
Other non-current liabilities	5,697	7,853
Deferred rent and tenant improvement contributions	6,120	8,061
Income tax payable, non-current	3,872	3,845
Total liabilities	84,444	86,927
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 33,543 and 33,100 shares, respectively	34	33
Additional paid-in capital	475,461	473,372
Accumulated deficit	(417,422)	(387,027)
Accumulated other comprehensive income	17,173	20,536
Treasury stock, 211 and 79 shares, respectively, at cost	(861)	(373)
Total stockholders’ equity	74,385	106,541
Total liabilities and stockholders' equity	$158,829	$193,468

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended December 31, 2013	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$29,612	$55,404	$74,488	$—	$159,504
Gross margin, from external customers	$7,781	$20,045	$29,070	$—	$56,896
Adjusted EBITDA (loss) (1)	$1,133	$(1,271)	$1,081	$(2,924)	$(1,981)
Business reorganization expenses (recovery)	781	887	1,067	27	2,762
Impairment of long-lived assets	—	257	1,079	—	1,336
Office integration expense and (gains) on disposal of business	—	—	—	—	—
Non-operating expense (income), including corporate administration charges	714	43	1,474	(2,513)	(281)
EBITDA (loss) (1)	$(362)	$(2,458)	$(2,539)	$(438)	$(5,797)
Depreciation and amortization expenses					1,573
Interest expense (income), net					138
Provision for (benefit from) income taxes					3,788
Net income (loss)					$(11,296)

For The Three Months Ended December 31, 2012	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$39,458	$63,517	$81,301	$—	$184,276
Gross margin, from external customers	$9,388	$26,361	$31,175	$—	$66,924
Adjusted EBITDA (loss) (1)	$1,379	$2,334	$3,455	$(4,017)	$3,151
Business reorganization expenses (recovery)	(44)	22	213	40	231
Impairment of long-lived assets	—	—	—	—	—
Office integration expense and (gains) on disposal of business	(558)	—	—	—	(558)
Non-operating expense (income), including corporate administration charges	593	975	641	(2,249)	(40)
EBITDA (loss) (1)	$1,388	$1,337	$2,601	$(1,808)	$3,518
Depreciation and amortization expenses					1,650
Interest expense (income), net					124
Provision for (benefit from) income taxes					2,086
Net income (loss)					$(343)

1.
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
(in thousands)
(unaudited)

For The Three Months Ended September 30, 2013	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$34,842	$58,274	$70,471	$—	$163,587
Gross margin, from external customers	$9,073	$21,348	$25,375	$—	$55,796
Adjusted EBITDA (loss) (1)	$1,295	$(460)	$440	$(4,158)	$(2,883)
Business reorganization expenses (recovery)	208	—	152	368	728
Impairment of long-lived assets	—	—	—	—	—
Office integration expense and (gains) on disposal of business	—	—	—	—	—
Non-operating expense (income), including corporate administration charges	433	(335)	913	(1,307)	(296)
EBITDA (loss) (1)	$654	$(125)	$(625)	$(3,219)	$(3,315)
Depreciation and amortization expenses					1,529
Interest expense (income), net					158
Provision for (benefit from) income taxes					45
Net income (loss)					$(5,047)

For The Three Months Ended March 31, 2013	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$37,223	$56,201	$72,254	$—	$165,678
Gross margin, from external customers	$8,144	$21,491	$27,042	$—	$56,677
Adjusted EBITDA (loss) (1)	$(357)	$(426)	$(112)	$(4,017)	$(4,912)
Business reorganization expenses (recovery)	(17)	102	1,871	26	1,982
Impairment of long-lived assets	—	—	—	—	—
Office integration expense and (gains) on disposal of business	—	—	—	—	—
Non-operating expense (income), including corporate administration charges	607	339	1,469	(2,685)	(270)
EBITDA (loss) (1)	$(947)	$(867)	$(3,452)	$(1,358)	$(6,624)
Depreciation and amortization expenses					1,648
Interest expense (income), net					146
Provision for (benefit from) income taxes					(177)
Net income (loss)					(8,241)

1.
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE
(in thousands)
(unaudited)

For The Year Ended December 31, 2013	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$139,003	$232,748	$288,377	$—	$660,128
Gross margin, from external customers	$34,243	$87,161	$108,468	$—	$229,872
Adjusted EBITDA (loss) (1)	$3,613	$(1,446)	$1,496	$(15,952)	$(12,289)
Business reorganization expenses (recovery)	1,297	989	3,646	789	6,721
Impairment of long-lived assets	—	257	1,079	—	1,336
Office integration expense and (gains) on disposal of business	6	—	—	—	6
Non-operating expense (income), including corporate administration charges	2,578	535	5,543	(9,408)	(752)
EBITDA (loss) (1)	$(268)	$(3,227)	$(8,772)	$(7,333)	$(19,600)
Depreciation and amortization expenses					6,406
Interest expense (income), net					596
Provision for (benefit from) income taxes					3,793
Net income (loss)					$(30,395)

For The Year Ended December 31, 2012	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$169,216	$288,144	$320,217	$—	$777,577
Gross margin, from external customers	$43,164	$117,430	$124,273	$—	$284,867
Adjusted EBITDA (loss) (1)	$4,864	$12,911	$7,960	$(18,271)	$7,464
Business reorganization expenses (recovery)	1,007	1,285	5,131	359	7,782
Impairment of long-lived assets	—	—	—	—	—
Office integration expense and (gains) on disposal of business	(558)	441	—	—	(117)
Non-operating expense (income), including corporate administration charges	3,147	5,830	5,784	(15,016)	(255)
EBITDA (loss) (1)	$1,268	$5,355	$(2,955)	$(3,614)	$54
Depreciation and amortization expenses					6,438
Interest expense (income), net					635
Provision for (benefit from) income taxes					(1,684)
Net income (loss)					$(5,335)

1.
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands)
(unaudited)

The company operates on a global basis, with the majority of its gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	For The Three Months Ended December 31,
	2013	2012
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$29,612	$39,458	$(16)	$39,442
Hudson Asia Pacific	55,404	63,517	(4,943)	58,574
Hudson Europe	74,488	81,301	1,759	83,060
Total	$159,504	$184,276	$(3,200)	$181,076
Gross margin:
Hudson Americas	$7,781	$9,388	$(15)	$9,373
Hudson Asia Pacific	20,045	26,361	(1,747)	24,614
Hudson Europe	29,070	31,175	877	32,052
Total	$56,896	$66,924	$(885)	$66,039
SG&A (1):
Hudson Americas	$6,647	$8,005	$(11)	$7,994
Hudson Asia Pacific	21,318	24,054	(1,562)	22,492
Hudson Europe	27,989	27,697	795	28,492
Corporate	2,922	4,018	—	4,018
Total	$58,876	$63,774	$(778)	$62,996
Business reorganization expenses:
Hudson Americas	$781	$(44)	$—	$(44)
Hudson Asia Pacific	887	22	—	22
Hudson Europe	1,067	213	—	213
Corporate	27	40	—	40
Total	$2,762	$231	$—	$231
Operating income (loss):
Hudson Americas	$122	$1,735	$(4)	$1,731
Hudson Asia Pacific	(3,192)	1,467	(120)	1,347
Hudson Europe	(1,468)	2,846	75	2,921
Corporate	(3,113)	(4,220)	—	(4,220)
Total	$(7,651)	$1,828	$(49)	$1,779
EBITDA (loss):
Hudson Americas	$(362)	$1,388	$5	$1,393
Hudson Asia Pacific	(2,458)	1,337	(151)	1,186
Hudson Europe	(2,539)	2,601	67	2,668
Corporate	(438)	(1,808)	—	(1,808)
Total	$(5,797)	$3,518	$(79)	$3,439

Note: Certain prior year amounts have been reclassified to conform to the current period presentation.

1.	SG&A is a measure that management uses to evaluate the segments’ expenses.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY (continued)
(in thousands)
(unaudited)

	For The Year Ended December 31,
	2013	2012
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$139,003	$169,216	$(55)	$169,161
Hudson Asia Pacific	232,748	288,144	(13,188)	274,956
Hudson Europe	288,377	320,217	416	320,633
Total	$660,128	$777,577	$(12,827)	$764,750
Gross margin:
Hudson Americas	$34,243	$43,164	$(52)	$43,112
Hudson Asia Pacific	87,161	117,430	(4,455)	112,975
Hudson Europe	108,468	124,273	1,093	125,366
Total	$229,872	$284,867	$(3,414)	$281,453
SG&A (1):
Hudson Americas	$30,627	$38,287	$(25)	$38,262
Hudson Asia Pacific	88,537	104,528	(3,694)	100,834
Hudson Europe	107,057	116,315	1,195	117,510
Corporate	15,941	18,272	—	18,272
Total	$242,162	$277,402	$(2,524)	$274,878
Business reorganization expenses:
Hudson Americas	$1,297	$1,007	$—	$1,007
Hudson Asia Pacific	989	1,285	(60)	1,225
Hudson Europe	3,646	5,131	29	5,160
Corporate	789	359	—	359
Total	$6,721	$7,782	$(31)	$7,751
Operating income (loss):
Hudson Americas	$1,334	$3,318	$(27)	$3,291
Hudson Asia Pacific	(5,883)	7,988	(534)	7,454
Hudson Europe	(4,823)	1,326	(146)	1,180
Corporate	(17,387)	(19,270)	—	(19,270)
Total	$(26,759)	$(6,638)	$(707)	$(7,345)
EBITDA (loss):
Hudson Americas	$(268)	$1,268	$(14)	$1,254
Hudson Asia Pacific	(3,227)	5,355	(496)	4,859
Hudson Europe	(8,772)	(2,955)	(258)	(3,213)
Corporate	(7,333)	(3,614)	—	(3,614)
Total	$(19,600)	$54	$(768)	$(714)

Note: Certain prior year amounts have been reclassified to conform to the current period presentation.

1.	SG&A is a measure that management uses to evaluate the segments’ expenses.